     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1998

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                               APACHE CORPORATION
             (Exact name of registrant as specified in its charter)

                                                                      NO. 41-0747868
                     DELAWARE                                        (I.R.S. Employer
             (State of incorporation)                             Identification Number)
               ONE POST OAK CENTRAL                                  Z. S. KOBIASHVILI
        2000 POST OAK BOULEVARD, SUITE 100                  2000 POST OAK BOULEVARD, SUITE 100
             HOUSTON, TEXAS 77056-4400                           HOUSTON, TEXAS 77056-4400
                  (713) 296-6000                                      (713) 296-6000
         (Address, including zip code, and                (Name, address, including zip code, and
     telephone number, including area code, of           telephone number, including area code, of
          registrant's executive offices)                           agent for service)

                             ---------------------

                                   Copies to:

               RALPH K. MILLER, JR.                                  CRAIG E. CHAPMAN
            WOODARD, HALL & PRIMM, P.C.                              BROWN & WOOD LLP
                 7100 CHASE TOWER                                 ONE WORLD TRADE CENTER
               HOUSTON, TEXAS 77002                            NEW YORK, NEW YORK 10048-0557

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only Securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional Securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                             PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF            AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
  SECURITIES TO BE REGISTERED         REGISTERED(1)              UNIT(2)                 PRICE(2)            REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, no par
  value(3)......................
Depositary Shares representing         $500,000,000                100%                $500,000,000              $147,500
  Preferred Stock(3)............
Debt Securities(3)..............
================================================================================================================================

(1) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $500,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Subject to note (1) above, there are being registered hereunder an indeterminate principal amount of securities. If any securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000 less the dollar amount of any securities previously issued hereunder.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                      SUBJECT TO COMPLETION, JUNE 26, 1998

PROSPECTUS

                                  $500,000,000

                               APACHE CORP. LOGO

                                DEBT SECURITIES
                                PREFERRED STOCK

     Apache Corporation (the "Company" or "Apache") may from time to time offer unsecured senior debt securities in one or more series ("Debt Securities"), and/or preferred stock, no par value per share, in one or more series ("Preferred Stock" and together with the Debt Securities, the "Securities"), at an aggregate initial offering price not to exceed $500,000,000, in amounts, at prices and on terms to be determined at the time of sale and, to the extent not set forth herein, set forth in an accompanying Prospectus Supplement. The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, currency, denominations, maturity, interest rate (which may be fixed or variable), method of distribution, and any prepayment and, original issue discount or other variable terms with regard to time of payment of interest, if any, terms for redemption at the option of the Company or the holder, the initial public offering price, and the other specific terms of the series of the Debt Securities in respect of which this Prospectus is being delivered, to the extent not set forth herein, will be set forth in the applicable Prospectus Supplement. The specific designation, rights, preferences, privileges and restrictions, including, where applicable, the dividend rate (or manner of calculation thereof), time of payment of dividends, liquidation value, listing (if any) on a securities exchange, terms for mandatory or optional redemption and any other specific terms of the series of the Preferred Stock in respect of which this Prospectus is being delivered, to the extent not set forth herein, will be set forth in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Preferred Stock may be represented by Depositary Shares entitling the holders proportionally to all rights and preferences of the Preferred Stock.

     The applicable Prospectus Supplement will contain information, where applicable, concerning certain United States federal income tax considerations relating to the Securities covered by such Prospectus Supplement, any listing or proposed listing of such Securities on a securities exchange and, if the Securities are issued in fully registered book-entry form, a description of the depository arrangements.

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------

     The Securities may be sold (i) through underwriters or dealers, (ii) directly by the Company to a limited number of institutional purchasers or to a single purchaser, (iii) through agents designated from time to time, or (iv) through any combination of the above. If any agents of the Company or any underwriters are involved in the sale of the Securities, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution" for indemnification arrangements which the Company may make available to underwriters and agents for the sale of the Securities.

                The date of this Prospectus is           , 1998.

                             AVAILABLE INFORMATION

     Apache is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by Apache can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Also, the SEC maintains a web site that contains reports, proxy statements and other information regarding the Company at http://www.sec.gov. In addition, reports, proxy statements and other information concerning Apache may be inspected at the offices of The New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street, New York, New York 10005, and also at the offices of the Chicago Stock Exchange ("CSE"), One Financial Place, 440 S. LaSalle Street, Chicago, Illinois 60605-1070. The address of the Company's principal executive offices and its telephone number are 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400 and (713) 296-6000.

     The Company has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed, each such statement being qualified in its entirety by such reference.
                             ---------------------

                     INFORMATION INCORPORATED BY REFERENCE

     The following documents previously filed by the Company (SEC File No. 1-4300) with the SEC pursuant to the Exchange Act are incorporated in and made a part of this Prospectus:

          a. Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

          b. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

          c. Current Report on Form 8-K dated January 29, 1998.

          d. Current Report on Form 8-K dated June 18, 1998.

     All documents which the Company files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document or in any accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company undertakes to provide without charge, upon the written or oral request of any person to whom a copy of this Prospectus has been delivered, a copy of any or all of the documents referred to above which are incorporated in this Prospectus by reference, other than exhibits to such documents. Requests should be directed to Cheri L. Peper, Corporate Secretary, Apache Corporation, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400; (713) 296-6000.

         SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
                               REFORM ACT OF 1995

     Certain forward-looking information contained in this Prospectus and certain material incorporated by reference herein is being provided, and certain forward-looking information in each Prospectus Supplement will be provided, in reliance upon the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 as set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such information includes, without limitation, discussions as to estimates, expectations, beliefs, plans, strategies and objectives concerning the Company's future financial and operating performance. Such forward-looking information is subject to assumptions and beliefs based on current information known to the Company and factors that could yield actual results differing materially from those anticipated. Such factors include, without limitation, the prices received for the Company's oil and natural gas production, the costs of acquiring, finding, developing and producing reserves, the rates of production of the Company's hydrocarbon reserves, the Company's success in acquiring or finding additional reserves, unforeseen operational hazards, significant changes in tax or regulatory environments, and the political, economic and financial uncertainties of foreign operations.
                             ---------------------

     All defined terms under Rule 4-10(a) of Regulation S-X promulgated under the Securities Act shall have their statutorily-prescribed meanings when used in this Prospectus. Quantities of natural gas are expressed in this Prospectus and will be expressed in each Prospectus Supplement in terms of thousand cubic feet ("Mcf"), million cubic feet ("MMcf") or billion cubic feet ("Bcf"). Oil (which includes condensate) is quantified in terms of barrels ("bbls"), thousands of barrels ("Mbbls") and millions of barrels ("MMbbls"). One barrel of oil is treated as the energy equivalent of six Mcf of natural gas, expressed as a barrel of oil equivalent. Natural gas is compared to oil in terms of thousand barrels of oil equivalent ("Mboe") and in million barrels of oil equivalents ("MMboe"). Oil and natural gas liquids are compared with natural gas in terms of million cubic feet equivalent ("MMcfe") and billion cubic feet equivalent ("Bcfe"). Daily oil and gas production is expressed in terms of barrels of oil per day ("bopd") and thousands of cubic feet of gas per day ("Mcfd"), respectively. The Company's "net" working interest in wells or acreage is determined by multiplying gross wells or acreage by the Company's working interest therein. Unless otherwise specified, all references to wells and acres are gross. Unless otherwise specifically provided herein or in any accompanying Prospectus Supplement, references to "$" or dollars in this Prospectus or any such Prospectus Supplement shall mean United States dollars.

                                  THE COMPANY

     Apache, a Delaware corporation formed in 1954, is an independent energy company that explores for, develops and produces crude oil and natural gas. In North America, the Company's exploration and production interests are focused on the Gulf of Mexico, the Anadarko Basin, the Permian Basin, the Gulf Coast and the Western Sedimentary Basin of Canada. Outside of North America, the Company has exploration and production interests offshore Western Australia and in Egypt, and exploration interests in Poland, offshore the People's Republic of China, offshore the Ivory Coast and in Indonesia. The Company's common stock, par value $1.25 per share ("Apache Common Stock"), has been listed on the NYSE since 1969, and on the CSE since 1960.

     The Company holds interests in many of its North American and international properties through operating subsidiaries, such as Apache Canada Ltd., MW Petroleum Corporation, Apache Energy Limited, Apache International, Inc., Apache Overseas, Inc., and Apache PHN Company, Inc. The Company treats all operations as one segment of business.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used to refinance outstanding indebtedness and for other general corporate purposes. To the extent proceeds are used to refinance outstanding indebtedness, certain terms of the indebtedness being refinanced will be set forth in the applicable Prospectus Supplement.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The Company's ratios of earnings to combined fixed charges and preferred stock dividends were as follows for the respective periods indicated:

THREE MONTHS ENDED
     MARCH 31,            YEAR ENDED DECEMBER 31,
-------------------   --------------------------------
  1998       1997     1997   1996   1995   1994   1993
--------   --------   ----   ----   ----   ----   ----
  1.60       4.07     2.93   2.72   1.15   2.34   2.37

     The Company's ratios of earnings to combined fixed charges and preferred stock dividends were computed based on: (A) consolidated income or losses from continuing operations before income taxes, fixed charges (excluding interest capitalized) and preferred stock dividends; and (B) consolidated fixed charges, which consist of interest on indebtedness (including amounts capitalized), amortization of debt discount and expense, the estimated portion of rental expense attributable to interest and preferred stock dividends. On May 17, 1995, Apache acquired DEKALB Energy Company ("DEKALB", now known as DEK Energy Company) through a merger which resulted in DEKALB becoming a wholly-owned subsidiary of Apache. The merger was accounted for as a "pooling of interests." As a result, Apache's financial information for all preceding periods was restated.

     No shares of Preferred Stock were outstanding during any of the periods presented. Accordingly, the ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods presented above is the same as the ratios of earnings to fixed charges for such periods.

                         DESCRIPTION OF DEBT SECURITIES

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issued under an indenture (as supplemented from time to time, the "Indenture") entered into between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). References herein to "Sections" are references to Sections of the Indenture unless otherwise indicated. The Debt Securities to be offered by this Prospectus are limited to an aggregate initial offering price not to exceed $500,000,000. However, the Indenture does not limit the amount of Debt Securities which can be issued thereunder and provides that additional Debt Securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The payment of principal of, and premium, if any, and interest on the Debt Securities will rank pari passu with all other unsecured unsubordinated indebtedness of the Company. Unless otherwise indicated herein or in the applicable Prospectus Supplement, the Debt Securities will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

     The Indenture is listed as an exhibit to the Registration Statement of which this Prospectus is a part. The information herein includes a summary of certain provisions of the Indenture and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture, including the definition therein of certain terms. The following summaries set forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described, to the extent not described herein, in the Prospectus Supplement relating to such Debt Securities.

GENERAL

     Reference is made to the Prospectus Supplement that accompanies this Prospectus for the following terms and other information with respect to the Debt Securities being offered thereby, to the extent not described herein: (i) the designation, aggregate principal amount and authorized denominations of such Debt Securities; (ii) the percentage of the principal amount at which such Debt Securities will be issued; (iii) the date (or the manner of determining or extending the date or dates) on which the principal of such Debt Securities will be payable; (iv) whether such Debt Securities will be issued in fully registered form or in bearer form or any combination thereof; (v) whether such Debt Securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form; (vi) if other than U.S. dollars, the currency or currencies or currency unit or units in which Debt Securities may be denominated and purchased and the currency or currencies or currency units in which principal, premium (if any) and any interest may be payable; (vii) if the currency or currencies or currency unit or units for which Debt Securities may be purchased or in which principal, premium (if any) and any interest may be payable is at the election of the Company or the purchaser, the manner in which such an election may be made and the terms of such election; (viii) the rate or rates per annum at which such Debt Securities will bear interest, if any, or the method or methods of determination of such rate or rates and the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months; (ix) the date or dates from which such interest, if any, on such Debt Securities will accrue or the method or methods, if any, by which such date or dates are to be determined, the date or dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the regular record dates for such interest payment dates, if any; (x) the date or dates, if any, on or after which, or the period or periods, if any, within which, and the price or prices at which such Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the holder thereof and the other terms and provisions of such optional redemption; (xi) information with respect to book-entry procedures relating to global Debt Securities; (xii) whether and under what circumstances the Company will pay Additional Amounts (as defined in the Indenture) as contemplated by Section 1004 of the Indenture (the term "interest," as used in this Prospectus, shall include such Additional Amounts) on such Debt Securities to any holder who is a United States Alien (as defined in the Indenture) (including any modification to the definition of such terms contained in the Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option); (xiii) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to any of such Debt Securities; (xiv) if either or both of Section 402(2) relating to defeasance or Section 402(3) relating to covenant defeasance shall not be applicable to such Debt Securities or any covenants in addition to those specified in Section 402(3) relating to such Debt Securities shall be subject to covenant defeasance, and any deletions from, or modifications or additions to, the provisions of Article Four of the Indenture relating to satisfaction and discharge in respect of such Debt Securities; (xv) any index or other method used to determine the amount of payments of principal, premium (if any) and any interest on such Debt Securities; (xvi) if a trustee other than The Chase Manhattan Bank is named for such Debt Securities, the name of such trustee; and
(xvii) any other specific terms of the such Debt Securities. All Debt Securities of any one series need not be issued at the same time and all the Debt Securities of any one series need not bear interest at the same rate or mature on the same date. (Section 301.)

     If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of, or premium, if any, or interest, if any, on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such Debt Securities and such foreign currencies or foreign currency units will be set forth in the applicable Prospectus Supplement. (Section 302.)

     Other than as described below under "Limitation on Liens," "Limitation on Sale/Leaseback Transactions" and "Company's Obligation to Purchase Debt Securities on Change in Control," the Indenture does not contain any provision that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a decline in the credit quality of the Company or a takeover, recapitalization or highly leveraged or similar transaction involving the Company. Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby, to the extent not otherwise described herein, for any information with respect to any deletions from, modifications of or additions to the Events of Default described below and contained in the Indenture, including any addition of a covenant or other provision providing event risk or similar protection.

INTEREST RATES

     The Debt Securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities shall bear interest on the basis of a 360-day year consisting of twelve 30-day months.

DISCOUNT, SERIES, MATURITIES, REGISTRATION AND PAYMENT

     The Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

     The Debt Securities may be issued in one or more series with the same or various maturities. (Section 301.) Debt Securities may be issued solely in fully registered form without coupons ("Registered Securities"), solely in bearer form with or without coupons ("Bearer Securities"), or as both Registered Securities and Bearer Securities. (Section 301.) Registered Securities may be exchangeable for other Debt Securities of the same series, registered in the same name, for a like aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the office mentioned below. No service charge will be made to the holder for any such exchange or transfer, except for any tax or governmental charge incidental thereto. If Debt Securities of any series are issued as Bearer Securities, the applicable Prospectus Supplement will contain any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and, if permitted by applicable laws and regulations, the terms upon which Registered Securities of the series may be exchanged for Bearer Securities of the series, whether such Debt Securities are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Debt Securities of such series and the circumstances under which any such exchanges may occur.

     Unless otherwise specified in the applicable Prospectus Supplement, principal and interest, if any, on the Debt Securities offered thereby are to be payable at the office or agency of the Company maintained for such purposes in the city where the principal corporate trust office of the Trustee is located, and will initially be the principal corporate trust office of the Trustee, provided that payment of interest, if any, may be made (subject to collection) at the option of the Company by check mailed to the persons in whose names the Debt Securities are registered at the close of business on the day specified in the applicable Prospectus Supplement.

FORM, EXCHANGE AND REGISTRATION OF TRANSFER

     Debt Securities will be exchangeable for other Debt Securities of the same series and of like tenor, in any authorized denominations and of a like aggregate principal amount and Stated Maturity (as defined in the Indenture). Registered Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) at the office of the Trustee or at the office of any transfer agent designated by the Company for such purpose, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the books of the Trustee or such transfer agent contingent upon such Trustee or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305.)

     In the event of any redemption of Debt Securities, the Company shall not be required to: (i) issue, register the transfer of or exchange such Debt Securities during a period beginning at the opening of business

15 days before any selection of such Debt Securities to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (ii) register the transfer of or exchange any such Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any such Debt Security being redeemed in part. (Section 305.)

LIMITATION ON LIENS

     Nothing in the Indenture or the Debt Securities will in any way limit the amount of indebtedness or securities which may be incurred or issued by the Company or any of its Subsidiaries (as defined in the Indenture). The Indenture provides that neither the Company nor any Subsidiary will issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed secured by a mortgage, lien, pledge, security interest or other encumbrance (defined in the Indenture as "Liens") upon any of its property, subject to certain exceptions set forth in the Indenture, without making effective provisions whereby any and all Debt Securities then outstanding shall be secured by a Lien equally and ratably with any and all other obligations thereby secured. Such restrictions will not, however, apply to (a) Liens existing on the date of the Indenture or provided for under the terms of agreements existing on the date thereof; (b) Liens securing (i) all or part of the cost of exploring, producing, gathering, processing, marketing, drilling or developing any properties of the Company or any of its Subsidiaries, or securing indebtedness incurred to provide funds therefor or (ii) indebtedness incurred to finance all or part of the cost of acquiring, constructing, altering, improving or repairing any such property or assets, or securing indebtedness incurred to provide funds therefor; (c) Liens which secure only indebtedness owing by a Subsidiary to the Company, or to one or more Subsidiaries, or the Company and one or more Subsidiaries; (d) Liens on the property of any corporation or other entity existing at the time such corporation or entity becomes a Subsidiary; (e) Liens on any property to secure indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or indebtedness issued or guaranteed by the United States, any state or any department, agency or instrumentality of either or indebtedness issued to or guaranteed for the benefit of a foreign government, any state or any department, agency or instrumentality of either or an international finance agency or any division or department thereof, including the World Bank, the International Finance Corp. and the Multilateral Investment Guarantee Agency; (f) any extension, renewal or replacement (or successive extensions, renewals or replacements) of any Lien referred to in the foregoing clauses (a) through (e) existing on the date of the Indenture; (g) certain Liens incurred in the ordinary course of business or (h) Liens which secure Limited Recourse Indebtedness (as defined in the Indenture). The following types of transactions, among others, shall not be deemed to create indebtedness secured by Liens: (i) the sale or other transfer of crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of money or such crude oil, natural gas or other petroleum hydrocarbons, or the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale or similar interest and (ii) Liens required by any contract or statute in order to permit the Company or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States government or any foreign government or international finance agency, any state or any department thereof, or any agency or instrumentality of either, or to secure partial, progress, advance or other payments to the Company or any Subsidiary by any such entity pursuant to the provisions of any contract or statute. (Section 1005.)

LIMITATION ON SALE/LEASEBACK TRANSACTIONS

     The Indenture provides that neither the Company nor any Subsidiary will enter into any arrangement with any person (other than the Company or a Subsidiary) providing for the leasing to the Company or a Subsidiary for a period of more than three years of any property which has been, or is to be, sold or transferred by the Company or such Subsidiary to such person or to any person (other than the Company or a Subsidiary) to which funds have been or are to be advanced by such person on the security of the leased property unless either (a) the Company or such Subsidiary would be entitled, pursuant to the provisions described under "Limitation on Liens" above, to incur indebtedness in a principal amount equal to or exceeding the value of such sale/leaseback transaction, secured by a Lien on the property to be leased; (b) since the date of the

Indenture and within a period commencing six months prior to the consummation of such arrangement and ending six months after the consummation thereof, the Company or such Subsidiary has expended or will expend for any property (including amounts expended for the acquisition, exploration, drilling or development thereof, and for additions, alterations, improvements and repairs thereto) an amount equal to all or a portion of the net proceeds of such arrangement and the Company elects to designate such amount as a credit against such arrangement (with any such amount not being so designated to be applied as set forth in (c) below); or (c) the Company, during or immediately after the expiration of the 12 months after the effective date of such transaction, applies to the voluntary defeasance or retirement of the Debt Securities and its other Senior Indebtedness (as defined in the Indenture) an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such transaction or the fair value, in the opinion of the board of directors of the Company of such property at the time of entering into such transaction (in either case adjusted to reflect the remaining term of the lease and any amount utilized by the Company as set forth in (b) above), less an amount equal to the principal amount of Senior Indebtedness voluntarily retired by the Company within such 12-month period. (Section 1006.)

EVENTS OF DEFAULT

     Unless otherwise specified in the applicable Prospectus Supplement, any one of the following events will constitute an "Event of Default" under the Indenture with respect to the Debt Securities of any series: (a) failure to pay any interest on any Debt Security of such series when due, continued for 30 days; (b) failure to pay principal of (or premium, if any) on the Debt Securities of such series when due and payable, either at Maturity or, if applicable, at 12:00 noon on the Business Day following a Change in Control Purchase Date, as defined below; (c) failure to perform, or breach of, any other covenant or warranty of the Company in the Indenture or the Debt Securities (other than a covenant or warranty included in the Indenture solely for the benefit of a series of securities other than the Debt Securities), continued for 60 days after written notice as provided in the Indenture; (d) the acceleration of any Indebtedness (as defined in the Indenture) of the Company or any Subsidiary in excess of an aggregate of $25,000,000 in principal amount under any event of default as defined in any mortgage, indenture or instrument and such acceleration has not been rescinded or annulled within 30 days after written notice as provided in the Indenture specifying such Event of Default and requiring the Company to cause such acceleration to be rescinded or annulled;
(e) failure to pay, bond or otherwise discharge within 60 days of entry, a judgment, court order or uninsured monetary damage award against the Company or any Subsidiary exceeding an aggregate of $25,000,000 in principal amount which is not stayed on appeal or otherwise being appropriately contested in good faith; (f) certain events of bankruptcy, insolvency or reorganization involving the Company or any Subsidiary; and (g) any other Event of Default provided with respect to the Debt Securities of that series. (Section 501.)

     If an Event of Default with respect to the Debt Securities of any series (other than an Event of Default described in (e) or (f) of the preceding paragraph) occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series by notice as provided in the Indenture may declare the principal amount of such Debt Securities to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, and subject to applicable law and certain other provisions of the Indenture, the holders of a majority in aggregate principal amount of the Debt Securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in (e) or (f) of the preceding paragraph shall cause the principal amount and accrued interest (or such lesser amount as provided for in the Debt Securities of such series) to become immediately due and payable without any declaration or other act by the Trustee or any holder. (Section 502.)

     The Indenture provides that, within 90 days after the occurrence of any Event of Default thereunder with respect to the Debt Securities of any series, the Trustee shall transmit, in the manner set forth in the Indenture, notice of such Event of Default to the holders of the Debt Securities of such series unless such Event of Default has been cured or waived; provided, however, that except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, or additional amounts, if any, on any Debt Security of such series, the Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers (as defined in the Indenture) of the Trustee has in good faith determined that the withholding of such notice is in the interest of the holders of Debt Securities of such series. (Section 602.)

     If an Event of Default occurs and is continuing with respect to the Debt Securities of any series, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of Debt Securities of such series by all appropriate judicial proceedings. (Section 504.)

     The Indenture provides that, subject to the duty of the Trustee during any default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Debt Securities, unless such holders shall have offered to the Trustee reasonable indemnity. (Section 601.) Subject to such provisions for the indemnification of the Trustee, and subject to applicable law and certain other provisions of the Indenture, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series. (Section 512.)

COMPANY'S OBLIGATION TO PURCHASE DEBT SECURITIES ON CHANGE IN CONTROL

     Upon the occurrence of a "Change in Control" as defined in the Indenture, the Company shall mail within 15 days of the occurrence of such Change in Control written notice regarding such Change in Control to the Trustee of the Debt Securities of each series and to every holder thereof, after which the Company shall be obligated, at the election of each holder thereof, to purchase such Debt Securities. Under the Indenture, a "Change in Control" is deemed to occur upon (a) the occurrence of any event requiring the filing of any report under or in response to Schedule 13D or 14D-1 pursuant to the Exchange Act disclosing beneficial ownership of either (i) 50% or more of the Apache Common Stock then outstanding or (ii) 50% or more of the voting power of the voting stock of the Company then outstanding; (b) the consummation of sale, transfer, lease, or conveyance of the Company's properties and assets substantially as an entirety to any Person or Persons who are not Subsidiaries (as such terms are defined in the Indenture) of the Company; and (c) the consummation of any consolidation of the Company with or merger of the Company into any other Person in a transaction in which either (i) the Company is not the sole surviving corporation or (ii) Apache Common Stock existing prior to such transaction is converted into cash, securities or other property and those exchanging Apache Common Stock do not receive either (x) 75% or more of the survivor's common stock or (y) 75% or more of the voting power of the survivor's voting stock, following the consummation of such transaction. The notice to be sent to the Trustee and every holder upon a Change in Control shall, in addition, be published at least once in an Authorized Newspaper (as defined in the Indenture) and shall state (a) the event causing the Change in Control and the date thereof, (b) the date by which notice of such Change in Control is required by the Indenture to be given, (c) the date (which date shall be 35 business days after the occurrence of the Change in Control) by which the Company shall purchase Debt Securities to be purchased pursuant to the selling holder's exercise of rights on Change in Control (the "Change in Control Purchase Date"),
(d) the price specified in such Debt Securities for their purchase by the Company (the "Change in Control Purchase Price"), (e) the name and address of the Trustee, (f) the procedure for surrendering Debt Securities to the Trustee or other designated office or agent for payment, (g) a statement of the Company's obligation to make prompt payment on proper surrender of such Debt Securities, (h) the procedure for holders' exercise of rights of sale of such Debt Securities by delivery of a "Change in Control Purchase Notice," and (i) the procedures for withdrawing a Change in Control Purchase Notice. No purchase of any Debt Securities shall be made if there has occurred and is continuing an Event of Default under the Indenture (other than default in payment of the Change in Control Purchase Price). In connection with any purchase of Debt Securities under this paragraph, the Company will comply with all Federal and state securities laws, including, specifically, Rule 13E-4, if applicable, of the Exchange Act, and any related Schedule 13E-4 required to be submitted under such Rule. (Section 1601.)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Company may discharge certain obligations to holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by depositing with the Trustee, in trust, funds in U.S. dollars or in the Foreign Currency (as defined below) in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities with respect to principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Maturity thereof, as the case may be. (Section 401.)

     The Indenture provides that, unless the provisions of Section 402 thereof are made inapplicable to the Debt Securities of or within any series pursuant to
Section 301 thereof, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such Debt Securities and other obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency with respect to such Debt Securities and to hold moneys for payment in trust) ("defeasance") or (b) to be released from its obligations with respect to such Debt Securities under the covenants described in "Limitation on Liens" and "Limitation on Sale/Leaseback Transactions" above or, if provided pursuant to Section 301 of the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance"). Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by the Company with the Trustee, in trust of an amount, in U.S. dollars or in the Foreign Currency in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities on the scheduled due dates therefor. (Section 401.)

     Such a trust may only be established if, among other things, (i) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound,
(ii) no default or Event of Default with respect to the Debt Securities to be defeased shall have occurred and be continuing on the date of the establishment of such a trust and (iii) the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the Company, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture. (Section 402.)

     "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the ECU, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 101.)

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government or the governments in the confederation which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments which issued the Foreign Currency in which the Debt Securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in the case of clauses (i) and (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 101.)

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of such Debt Security to receive payment in a currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security as such Debt Security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such Debt Security into the currency in which such Debt Security becomes payable as a result of such election or such Conversion Event based on (x) in the case of payments made pursuant to clause (a) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 402.)

     "Conversion Event" means the cessation of use of (i) a Foreign Currency other than the ECU both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that are payable in a Foreign Currency that ceases to be used by the government or confederation of issuance shall be made in U.S. dollars.

     In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to Sections 1005 and 1006 of the Indenture (which Sections would no longer be applicable to such Debt Securities after such covenant defeasance) or with respect to any other covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of the Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

     Under the Indenture, the Company is required to furnish to the Trustee annually a statement as to performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. The Company is also required to deliver to the Trustee, within five days after occurrence thereof, written notice of any event which after notice or lapse of time or both would constitute an Event of Default. (Section 1009.)

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or premium, if any, on, or any installment of principal, if any, of or interest on, or any Additional Amounts with respect to, any Debt Security, (b) reduce the principal amount of, or premium or interest on, or any Additional Amounts with respect to, any Debt Security, (c) change the coin or currency in which any Debt Security or any premium or any interest thereon or any Additional Amounts with respect thereto is payable, (d) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity of any Debt Securities (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of any holder, on or after the date for repayment or in the case of a change in control, after the change in control purchase date), (e) reduce the percentage and principal amount of the outstanding Debt Securities, the consent of whose holders is required in order to take certain actions, (f) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture, or (g) modify any of the above provisions. (Section 902.)

     The holders of at least a majority in aggregate principal amount of Debt Securities of any series may, on behalf of the holders of all Debt Securities of such series, waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1008.) The holders of not less than a majority in aggregate principal amount of Debt Securities of any series may, on behalf of all holders of Debt Securities of such series, waive any past default and its consequences under the Indenture with respect to the Debt Securities of such series, except a default (a) in the payment of principal of (or premium, if any) or any interest on or any Additional Amounts with respect to Debt Securities of such series or (b) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each Debt Security of any series. (Section 513.)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company may, without the consent of the holders of the Debt Securities, consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person that is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, provided that any successor Person assumes the Company's obligations on the Debt Securities and under the Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. (Section 801.)

CONCERNING THE TRUSTEE

     Unless otherwise specified in the applicable Prospectus Supplement, The Chase Manhattan Bank, New York, New York, successor to Chemical Bank, will be the Trustee under the Indenture.

                          DESCRIPTION OF CAPITAL STOCK

     The following summaries of the Apache Common Stock, Preferred Stock and Rights (defined below) do not purport to be complete and are qualified in their entirety by reference to the Restated Certificate of Incorporation of the Company and the Rights Agreement dated January 31, 1996, between the Company and Norwest Bank Minnesota, N.A. (the "Rights Agreement"). The Restated Certificate of Incorporation and the Rights Agreement are listed as exhibits to the Registration Statement of which this Prospectus is a part. The summaries use terms which are defined in such exhibits. The following summaries set forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The particular terms of the Preferred Stock offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Preferred Stock so offered will, to the extent not described herein, be described in the Prospectus Supplement relating to such Preferred Stock.

GENERAL

     Under the Company's Restated Certificate of Incorporation, the Company is authorized to issue (i) 215,000,000 shares of Apache Common Stock, of which 97,581,000 shares were outstanding as of March 31, 1997, and (ii) 5,000,000 shares of preferred stock, no par value, none of which are issued and outstanding as of the date of this Prospectus, although 25,000 shares have been designated as Series A Junior Participating Preferred Stock and are reserved for issuance upon exercise of the Rights.

COMMON STOCK

     Holders of Apache Common Stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled, subject to any preferential rights of holders of preferred stock, to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available therefor. Upon any liquidation or dissolution of the Company, the holders of Apache Common Stock are entitled, subject to any preferential rights of holders of preferred stock, to receive pro-rata all assets remaining available for distribution to stockholders after payment of all liabilities. Apache Common Stock has no preemptive or other subscriptive rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the Apache Common Stock.

     All outstanding shares of Apache Common Stock are fully paid and nonassessable. All holders of Apache Common Stock have full voting rights and are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The Board of Directors of the Company is classified into three groups of approximately equal size, one-third elected each year. The stockholders do not have the right to cumulate votes in the election of directors.

     The Company typically mails its annual reports to stockholders within 120 days after the end of its fiscal year. Notices of stockholder meetings are mailed to record holders of Apache Common Stock at their addresses shown on the books of the transfer agent and registrar. Norwest Bank Minnesota, N.A. is the transfer agent and registrar for the Apache Common Stock.

PREFERRED STOCK

     Under the Company's Restated Certificate of Incorporation, the Company is authorized to issue 5,000,000 shares of preferred stock, 25,000 shares of which have been designated as the Company's Series A Junior Preferred Stock, none of which are outstanding as of the date of this Prospectus, however such shares of preferred stock are reserved for issuance upon the exercise of the Rights. The Board, without further action by the stockholders, is authorized to issue shares of Preferred Stock with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, as may be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock. The Preferred Stock will not be convertible into shares of Apache Common Stock. The particular rights, preferences and privileges of any series of Preferred Stock will be set forth in the applicable Prospectus Supplement. Such preferences and rights as may be established could have the effect of impeding the acquisition of control of the Company. If so specified in the applicable Prospectus Supplement, the Preferred Stock may be represented by Depositary Shares entitling the holder proportionally to all rights and preferences of the Preferred Stock.

RIGHTS

     In December 1995, the Company adopted the Rights Agreement and declared a dividend of one right (a "Right") for each share of Apache Common Stock outstanding on January 31, 1996. Each Right entitles the registered holder to purchase from the Company one ten-thousandth (1/10,000) of a share of Series A Junior Participating Preferred Stock at a price of $100 per one ten-thousandth of a share, subject to adjustment. The Rights are exercisable (and transferable apart from the Apache Common Stock) 10 calendar days following a public announcement that certain persons or groups have acquired 20 percent or more of the outstanding shares of Apache Common Stock or 10 business days following commencement of an offer for 30 percent or more of the outstanding shares of Apache Common Stock. In addition, if the Company engages in certain business combinations or a 20 percent shareholder engages in certain transactions with the Company, the Rights become exercisable for Apache Common Stock or common stock of the corporation acquiring the Company (as the case may be) at 50 percent of the then-market price. Any Rights that are or were beneficially owned by a person who has acquired 20 percent or more of the outstanding shares of Apache Common Stock and who engages in certain transactions or realizes the benefits of certain transactions with the Company will become void. The Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right at any time until 10 business days after public announcement that a person has acquired 20 percent or more of the outstanding shares of Apache Common Stock. The Rights will expire on January 31, 2006, unless earlier redeemed by the Company. Unless the Rights have been previously redeemed, all shares of Apache Common Stock issued by the Company after January 31, 1996 will include Rights. Unless and until the Rights become exercisable, they will be transferred with and only with the shares of Apache Common Stock.

CHANGE OF CONTROL

     The Company's Restated Certificate of Incorporation includes provisions designed to prevent the use of certain tactics in connection with a potential takeover of the Company. Article Twelve of the Restated Certificate of Incorporation generally stipulates that the affirmative vote of 80 percent of the Company's voting shares is required to adopt any agreement for the merger or consolidation of the Company with or into any other corporation which is the beneficial owner of more than 5 percent of the Company's voting shares. Article Twelve further provides that such 80 percent approval is necessary to authorize any sale or lease of assets between the Company and any beneficial holder of 5 percent or more of the Company's voting shares. Article Fourteen of the Restated Certificate of Incorporation contains a "fair price" provision which requires that any tender offer made by a beneficial owner of more than 5 percent of the outstanding voting stock of the Company in connection with any plan of merger, consolidation or reorganization, any sale or lease of substantially all of the Company's assets, or any issuance of equity securities of the Company to the 5 percent stockholder must provide at least as favorable terms to each holder of Common Stock other than the stockholder making the tender offer. Article Fifteen of the Restated Certificate of Incorporation contains an "anti-greenmail" mechanism which prohibits the Company from acquiring any voting stock from the beneficial owner of more than 5 percent of the outstanding voting stock of the Company, except for acquisitions pursuant to a tender offer to all holders of voting stock on the same price, terms and conditions, acquisitions in compliance with Rule 10b-18 of the Exchange Act and acquisitions at a price not exceeding the market value per share. Article Sixteen of the Restated Certificate of Incorporation prohibits the stockholders of the Company from acting by written consent in lieu of a meeting.

     Section 203 of the Delaware General Corporation Law prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15 percent or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with a publicly-held Delaware corporation for three years following the time such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide participants with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. The provisions of Section 203 may have the effect of delaying, deferring or preventing a change of control of the Company.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities (i) through underwriters or dealers,
(ii) directly to a limited number of institutional purchasers or to a single purchaser, (iii) through agents designated from time to time, or (iv) through any combination of the above. An accompanying Prospectus Supplement will set forth the terms of the offering of the Securities offered thereby, including the name or names of any underwriters, the purchase price of the Securities and the net proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are used in the sale of Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement, the several obligations of the underwriters to purchase any Securities offered thereby will be subject to certain conditions precedent and the underwriters will be obligated to take and pay for all of such Securities, if any are taken.

     Any agent involved in the offer or sale of the Securities will be named, and any commissions payable by the Company to such agents will be set forth, in an accompanying Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under such contract will be subject to the condition that the purchase of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect to the validity of performance of such contracts.

     Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act.

     The place and time of delivery for Securities in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                                 LEGAL MATTERS

     Certain legal matters regarding the Securities offered hereby have been passed upon for the Company by its Vice President and General Counsel, Z. S. Kobiashvili. As of the date of this Prospectus, Mr. Kobiashvili owns 1,586 shares of Apache Common Stock through the Company's 401(k) savings plan; holds employee stock options to purchase 41,100 shares of Apache Common Stock, of which options to purchase 17,475 shares are currently exercisable, and holds a conditional grant under the Company's 1996 Share Price Appreciation Plan relating to 18,900 shares of Apache Common Stock, none of which is vested. Certain legal matters will also be passed upon for the Company by Woodard, Hall & Primm, P.C., Houston, Texas, and for any of the underwriters or agents by Brown & Wood LLP, New York, New York.

                                    EXPERTS

     The audited consolidated financial statements of the Company, incorporated by reference into this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The information incorporated by reference herein regarding the total proved reserves of the Company was prepared by the Company and reviewed by Ryder Scott Company Petroleum Engineers ("Ryder Scott"), as stated in their letter reports with respect thereto, and is so incorporated by reference in reliance upon the authority of said firm as experts in such matters. The information incorporated by reference herein regarding the total estimated proved reserves acquired from Texaco Exploration and Production Inc. was prepared by the Company and reviewed by Ryder Scott, as stated in their letter reports with respect thereto, and is so incorporated by reference in reliance upon the authority of said firm as experts in such matters. The information incorporated by reference herein regarding the total proved reserves of DEKALB was prepared by DEKALB and for the four years ended December 31, 1994 was reviewed by Ryder Scott, as stated in their letter reports with respect thereto, and is so incorporated by reference in reliance upon the authority of said firm as experts in such matters.

     A portion of the information incorporated by reference herein regarding the total proved reserves of Aquila Energy Resources Corporation ("Aquila") acquired by the Company was prepared by Netherland, Sewell & Associates, Inc. ("Netherland, Sewell") as of December 31, 1994, as stated in their letter report with respect thereto, and is so incorporated by reference in reliance upon the authority of said firm as experts in such matters. Netherland, Sewell did not review any of the reserves of Aquila acquired during 1995.

================================================================================

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION, OR MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
              PROSPECTUS

Available Information.................    2
Information Incorporated by
  Reference...........................    2
Safe Harbor Statement under the
  Private Securities Litigation Reform
  Act of 1995.........................    3
The Company...........................    3
Use of Proceeds.......................    4
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends...........................    4
Description of Debt Securities........    4
Description of Capital Stock..........   13
Plan of Distribution..................   15
Legal Matters.........................   16
Experts...............................   16

================================================================================
================================================================================

                                  $500,000,000

                           [APACHE CORPORATION LOGO]

                                          , 1998

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the Securities are as follows:

Securities and Exchange Commission filing fee...............  $147,500
Blue Sky fees and expenses..................................    25,000
Rating agency fees..........................................    50,000
Legal fees and expenses.....................................   200,000
Accounting fees and expenses................................    75,000
Trustee's fees and expenses.................................    12,000
Printing and engraving......................................   100,000
Miscellaneous...............................................    19,500
                                                              --------
          Total.............................................  $629,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Restated Certificate of Incorporation provides that the Company shall, to the full extent permitted under the Delaware General Corporation Law, indemnify its officers, directors, employees and agents.

     Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

     Article VII of the Company's bylaws provides, in substance, that directors, officers, employees and agents of the Company shall be indemnified to the extent permitted by Section 145 of the Delaware General Corporation Law. Additionally, Article Seventeen of the Company's Restated Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions by the director not in good faith; (iii) for acts or omissions by a director involving intentional misconduct or a knowing violation of the law;
(iv) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); and (v) for transactions from which the director derived an improper personal benefit.

     Reference is made to Section 6 of the form of Underwriting Agreement filed as Exhibit 1.1 hereto for a description of the indemnification arrangements the Company is prepared to make in connection with the proposed offering of the Securities registered hereby.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
          *1.1           -- Form of Underwriting Agreement (Debt).
           3.1           -- Restated Certificate of Incorporation of the Company
                            dated December 1, 1993, as filed with the Secretary of
                            State of Delaware on December 16, 1993 (incorporated by
                            reference to Exhibit 3.1 to the Company's Annual Report
                            on Form 10-K for year ended December 31, 1995, SEC File
                            No. 1-4300).
           3.2           -- Certificate of Ownership and Merger Merging Apache Energy
                            Resources Corporation into the Company, effective
                            December 31, 1995, as filed with the Secretary of State
                            of Delaware on December 21, 1995 (incorporated by
                            reference to Exhibit 3.2 to the Company's Annual Report
                            on Form 10-K for year ended December 31, 1995. SEC File
                            No. 1-4300).
           3.3           -- Certificate of Designations, Preferences and Rights of
                            Series A Junior Participating Preferred Stock of the
                            Company, effective January 31, 1996, as filed with the
                            Secretary of State of Delaware on January 22, 1996
                            (incorporated by reference to Exhibit 3.3 to the
                            Company's Annual Report on Form 10-K for year ended
                            December 31, 1995, SEC File No. 1-4300).
           3.4           -- Bylaws of the Company, as amended July 17, 1997
                            (incorporated by reference to Exhibit 4.4 to the
                            Company's Registration Statement on Form S-8,
                            Registration No. 333-32557, filed July 31, 1997).
           4.1           -- Form of Indenture between the Company and The Chase
                            Manhattan Bank, as Trustee and successor to Chemical
                            Bank, governing the Debt Securities (incorporated by
                            reference to Exhibit 4.1 to Apache's Registration
                            Statement on Form S-3, Registration No. 33-63923, filed
                            November 2, 1995).
           4.2           -- Form of First Supplemental Indenture between the Company and The Chase Manhattan Bank, as Trustee (incorporated by
                            reference to Exhibit 4.1 to Apache's Current Report on
                            Form 8-K, dated October 31, 1996, SEC File No. 14300).
          *5.1           -- Opinion of general counsel regarding legality of
                            securities being registered.
         *12.1           -- Statement of computation of ratio of earnings to combined fixed charges and preferred stock dividends.
         *23.1           -- Consent of Arthur Andersen LLP, Houston, Texas.
         *23.2           -- Consent of Ryder Scott Company Petroleum Engineers.
         *23.3           -- Consent of Netherland, Sewell & Associates, Inc.
         *23.4           -- Consent of general counsel (included in Exhibit 5.1).
         *24.1           -- Power of Attorney (included in Part II as a part of the signature pages of the Registration Statement).
         *25.1           -- Statement of Eligibility and Qualification under Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank,
                            Trustee, on Form T-1.

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
          99.1           -- Form of the Company's common stock certificate
                            (incorporated by reference to Exhibit 4.1 to the
                            Company's Annual Report on Form 10-K for year ended
                            December 31, 1995, SEC File No. 1-4300.
          99.2           -- Rights Agreement dated January 31, 1996, between the
                            Company and Norwest Bank Minnesota, N.A., rights agent,
                            relating to the declaration of a rights dividend to the
                            Company's common shareholders of record on January 31,
                            1996 (incorporated by reference to Exhibit (a) to the
                            Company's Registration Statement on Form 8-A, dated
                            January 24, 1996, SEC File No. 1-4300).
          99.3           -- Form of the Company's Right Certificate (incorporated by reference to Exhibit (b) to the Company's Registration
                            Statement on Form 8-A, dated January 24, 1996, SEC File
                            No. 1-4300).

---------------

* Filed herewith.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

          (6) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of Article 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.

                                            APACHE CORPORATION

                                            By:      /s/ RAYMOND PLANK
                                              ----------------------------------
                                                        Raymond Plank,
                                                 Chairman and Chief Executive
                                                            Officer

Date: June 26, 1998

                               POWER OF ATTORNEY

     The undersigned directors and officers of Apache Corporation do hereby constitute and appoint Raymond Plank, G. Steven Farris, Z. S. Kobiashvili and Roger B. Plank, and each of them, with full power of substitution, our true and lawful attorneys-in-fact to sign and execute, on behalf of the undersigned, any and all amendments (including post-effective amendments) to this Registration Statement; and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                  /s/ RAYMOND PLANK                    Chairman and Chief Executive          June 26, 1998
-----------------------------------------------------    Officer (Principal Executive
                    Raymond Plank                        Officer)

                  /s/ ROGER B.PLANK                    Vice President and Chief Financial    June 26, 1998
-----------------------------------------------------    Officer (Principal Financial
                    Roger B.Plank                        Officer)

               /s/ THOMAS L. MITCHELL                  Vice President and Controller         June 26, 1998
-----------------------------------------------------    (Principal Accounting Officer)
                 Thomas L. Mitchell

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ FREDERICK M. BOHEN                               Director                 June 26, 1998
-----------------------------------------------------
                 Frederick M. Bohen

                /s/ G. STEVEN FARRIS                                Director                 June 26, 1998
-----------------------------------------------------
                  G. Steven Farris

               /s/ RANDOLPH M. FERLIC                               Director                 June 18, 1998
-----------------------------------------------------
                 Randolph M. Ferlic

               /s/ EUGENE C. FIEDOREK                               Director                 June 26, 1998
-----------------------------------------------------
                 Eugene C. Fiedorek

                /s/ A.D. FRAZIER, JR.                               Director                 June 26, 1998
-----------------------------------------------------
                  A.D. Frazier, Jr.

               /s/ STANLEY K. HATHAWAY                              Director                 June 26, 1998
-----------------------------------------------------
                 Stanley K. Hathaway

                  /s/ JOHN A. KOCUR                                 Director                 June 26, 1998
-----------------------------------------------------
                    John A. Kocur

             /s/ GEORGE D. LAWRENCE JR.                             Director                 June 26, 1998
-----------------------------------------------------
               George D. Lawrence Jr.

                 /s/ MARY RALPH LOWE                                Director                 June 26, 1998
-----------------------------------------------------
                   Mary Ralph Lowe

                  /s/ F.H. MERELLI                                  Director                 June 26, 1998
-----------------------------------------------------
                    F.H. Merelli

                 /s/ JOSEPH A. RICE                                 Director                 June 26, 1998
-----------------------------------------------------
                   Joseph A. Rice

                               INDEX TO EXHIBITS

        EXHIBIT
          NO.
        -------
          *1.1           -- Form of Underwriting Agreement (Debt).
           3.1           -- Restated Certificate of Incorporation of the Company
                            dated December 1, 1993, as filed with the Secretary of
                            State of Delaware on December 16, 1993 (incorporated by
                            reference to Exhibit 3.1 to the Company's Annual Report
                            on Form 10-K for year ended December 31, 1995, SEC File
                            No. 1-4300).
           3.2           -- Certificate of Ownership and Merger Merging Apache Energy
                            Resources Corporation into the Company, effective
                            December 31, 1995, as filed with the Secretary of State
                            of Delaware on December 21, 1995 (incorporated by
                            reference to Exhibit 3.2 to the Company's Annual Report
                            on Form 10-K for year ended December 31, 1995. SEC File
                            No. 1-4300).
           3.3           -- Certificate of Designations, Preferences and Rights of
                            Series A Junior Participating Preferred Stock of the
                            Company, effective January 31, 1996, as filed with the
                            Secretary of State of Delaware on January 22, 1996
                            (incorporated by reference to Exhibit 3.3 to the
                            Company's Annual Report on Form 10-K for year ended
                            December 31, 1995, SEC File No. 1-4300).
           3.4           -- Bylaws of the Company, as amended July 17, 1997
                            (incorporated by reference to Exhibit 4.4 to the
                            Company's Registration Statement on Form S-8,
                            Registration No. 333-32557, filed July 31, 1997).
           4.1           -- Form of Indenture between the Company and The Chase
                            Manhattan Bank, as Trustee and successor to Chemical
                            Bank, governing the Debt Securities (incorporated by
                            reference to Exhibit 4.1 to Apache's Registration
                            Statement on Form S-3, Registration No. 33-63923, filed
                            November 2, 1995).
           4.2           -- Form of First Supplemental Indenture between the Company and The Chase Manhattan Bank, as Trustee (incorporated by
                            reference to Exhibit 4.1 to Apache's Current Report on
                            Form 8-K, dated October 31, 1996, SEC File No. 14300).
          *5.1           -- Opinion of general counsel regarding legality of
                            securities being registered.
         *12.1           -- Statement of computation of ratio of earnings to combined fixed charges and preferred stock dividends.
         *23.1           -- Consent of Arthur Andersen LLP, Houston, Texas.
         *23.2           -- Consent of Ryder Scott Company Petroleum Engineers.
         *23.3           -- Consent of Netherland, Sewell & Associates, Inc.
         *23.4           -- Consent of general counsel (included in Exhibit 5.1).
         *24.1           -- Power of Attorney (included in Part II as a part of the signature pages of the Registration Statement).
         *25.1           -- Statement of Eligibility and Qualification under Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank,
                            Trustee, on Form T-1.
          99.1           -- Form of the Company's common stock certificate
                            (incorporated by reference to Exhibit 4.1 to the
                            Company's Annual Report on Form 10-K for year ended
                            December 31, 1995, SEC File No. 1-4300.
          99.2           -- Rights Agreement dated January 31, 1996, between the
                            Company and Norwest Bank Minnesota, N.A., rights agent,
                            relating to the declaration of a rights dividend to the
                            Company's common shareholders of record on January 31,
                            1996 (incorporated by reference to Exhibit (a) to the
                            Company's Registration Statement on Form 8-A, dated
                            January 24, 1996, SEC File No. 1-4300).
          99.3           -- Form of the Company's Right Certificate (incorporated by reference to Exhibit(b) to the Company's Registration
                            Statement on Form 8-A, dated January 24, 1996, SEC File
                            No. 1-4300).

---------------

* Filed herewith.